UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

(920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Nicolet Bankshares, Inc. (“Nicolet”), held on May 8, 2018 (the “Annual Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below:

Proposal 1: Election of Directors

Name	For	Withheld	Broker Non-Votes
Robert W. Agnew	5,160,288	1,424,419	1,762,229
Robert B. Atwell	6,504,962	82,745	1,762,229
Michael E. Daniels	6,508,109	76,598	1,762,229
John N. Dykema	5,241,919	1,342,788	1,762,229
Terrence R. Fulwiler	6,500,955	83,752	1,762,229
Christopher J. Ghidorzi	6,482,565	102,142	1,762,229
Michael J. Gilson	6,449,264	135,443	1,762,229
Thomas L. Herlache	6,164,031	420,676	1,762,229
Andrew F. Hetzel, Jr.	6,454,608	130,099	1,762,229
Donald J. Long, Jr.	6,515,782	68,925	1,762,229
Dustin J. McClone	6,486,179	98,528	1,762,229
Susan L. Merkatoris	6,526,750	57,957	1,762,229
Randy J. Rose	5,133,416	1,451,290	1,762,229
Oliver Pierce Smith	6,518,428	66,279	1,762,229
Robert J. Weyers	6,517,511	70,196	1,762,229

Proposal 2: Ratification of the selection of Porter Keadle Moore, LLC as Nicolet’s independent registered public accounting firm for the year ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes
8,164,822	176,981	9,241	N/A

Proposal 3: Approval of the Nicolet Bankshares, Inc. Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
6,138,847	401,129	48,281	1,762,229

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer